UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

iGo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 596-0061
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2013, iGo, Inc., a Delaware corporation (the “Company”) and Steel Excel Inc., a Delaware corporation (the “Purchaser”), entered into a Stock Purchase and Sale Agreement (the “Sale Agreement”), pursuant to which Purchaser will commence a cash tender offer (the “Offer”) to purchase up to 44.0% of the outstanding shares of the Company’s common stock, par value $0.01, on a fully-diluted basis (the “Shares”), at a price per share of $3.95 (the “Offer Price”), subject to the terms and conditions set forth in the Sale Agreement. The Board of Directors of the Company (the “Board”) unanimously approved the Offer, the Sale Agreement and the transactions contemplated thereby. The Board also conditionally approved the accelerated vesting in full of all outstanding options to purchase shares of the Company’s common stock and all restricted stock units upon commencement of the Offer to provide holders thereof with the opportunity to participate in the Offer.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable after the date of the Sale Agreement and in any event within ten business days after the date thereof. The Offer will remain open for no less than 20 business days, subject to extensions in certain circumstances. Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (i) the tender of at least 30.0% of the total number of outstanding shares of the Company’s common stock on a fully-diluted basis; (ii) no reduction or impairment in the Company’s NOLs under Section 382 of the Internal Revenue Code as a result of the Offer or the transactions contemplated by the Sale Agreement; (iii) the resignations from the Board of Michael D. Heil and at least one other director; (iv) the appointment to the Board of two directors designated by the Purchaser; (v) the termination of Mr. Heil as President, Chief Executive Office and Secretary of the Company; (vi) the accuracy of the representations and warranties of the Company in the Sale Agreement; (vii) compliance by the Company with covenants contained in the Sale Agreement and (viii) since the date of the Sale Agreement, no occurrence of circumstance(s) that have had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to the business, operations, assets, liabilities, NOLs, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Sale Agreement or to consummate the transactions contemplated thereby.

The Sale Agreement provides that if, upon the expiration of the Offer (the “Offer Closing”), less than 44.0% of the Company’s common stock then outstanding on a fully-diluted basis is tendered in the Offer, Purchaser is obligated to purchase from the Company newly issued shares of the Company’s common stock at the Offer Price (the “Top-Up Purchase”) so that such number of newly issued shares of common stock, when added to the number of shares of common stock owned by the Purchaser following consummation of the Offer, constitutes 44.0% of the Company’s common stock then outstanding on a fully-diluted basis.

The Sale Agreement also contemplates certain governance changes following the Offer Closing. The Sale Agreement anticipates that, following the Offer Closing, the Board will consider, and may approve, actions to (i) amend the Rights Agreement (as defined in Item 3.03 below) to lower the threshold for becoming an Acquiring Person (as defined thereunder) from 4.9% to 3.0% or more of the outstanding shares of the Company’s common stock, (ii) amend the certificate of incorporation (subject to the requisite approval of the Company stockholders) or bylaws of the Company to implement a restriction to prevent any new stockholders from acquiring shares representing an amount to be determined by the Board ranging from 3.0% to 4.9% or more of the outstanding shares of the Company’s common stock, (iii) cause the Company to enter into a services agreement with an affiliate of the Purchaser to manage certain administrative functions of the Company, and (iv) cause the Company to delist from the Nasdaq Capital Market and cease to be a reporting company under the Securities and Exchange Act of 1934, as amended.

The Sale Agreement includes customary termination provisions for the Company and the Purchaser and provides that, in connection with the termination of the Sale Agreement under specified circumstances, (i) the Company will be required to pay the Purchaser a termination fee equal to 2.5% of the aggregate consideration contemplated by the Sale Agreement as well as reimburse the Purchaser for its fees, costs and expenses incurred in connection with the transaction not to exceed $375,000 in the aggregate or (ii) the Purchaser will be required to reimburse the Company for its fees, costs and expenses incurred in connection with the transaction not to exceed $375,000 in the aggregate.

In connection with the Sale Agreement, Purchaser has entered into a Tender and Voting Agreement (the “Tender Agreement”) with the Company and Adage Capital Partners, L.P., a Delaware limited partnership (“Adage”), one of the Company’s principal stockholders owning approximately 21.0% of the Company’s outstanding common stock, pursuant to which Adage has agreed to tender in the Offer all shares beneficially owned by Adage subject to proration for tenders by other stockholders. The Tender Agreement provides that Adage may withdraw its shares from the Offer if Purchaser, without Adage’s consent, amends the Offer to (i) reduce the Offer Price for the Shares, (ii) reduce the number of Shares subject to the Offer, (iii) change the form of consideration payable in the Offer, (iv) change the condition that at least 30.0% of the Shares tender in the Offer, or (v) amend or modify any term or condition of the Offer in a manner adverse to Adage.

The Tender Agreement also requires Adage to vote its Shares and, for the term of the Tender Agreement, irrevocably appoints the Purchaser as Adage’s proxy and attorney-in-fact to vote its shares at any meeting of the Company's stockholders in favor of the transactions contemplated by the Sale Agreement and against any other extraordinary corporate transaction, lease or transfer of assets of the Company, or change in the Company’s capitalization, Board of Directors or corporate structure. In addition, pursuant to the Tender Agreement, Adage has agreed, except in connection with the transactions contemplated by the Sale Agreement or otherwise with the consent of the Company and Purchaser, to not sell any of its shares of the Company’s common stock until the third anniversary of the date of the Tender Agreement.

Copies of the Sale Agreement and the Tender Agreement have been filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing descriptions of the Sale Agreement and the Tender Agreement are qualified in their entirety by reference to the full text of those agreements.

Item 3.03. Material Modification of Rights of Security Holders.

Prior to and in connection with the execution of the Sale Agreement, the Board approved an Amendment (the “Amendment”) to the Company’s Amended and Restated Rights Agreement, dated as of June 20, 2013 (the “Rights Agreement”). The Amendment, among other things, renders the Rights Agreement inapplicable to the Offer, the Tender Agreement, the Sale Agreement, and the transactions contemplated thereby. In addition, the Amendment provides that neither Purchaser, nor any of its affiliates or associates will become an “Acquiring Person” or a “Beneficial Owner” (as such terms are defined in the Rights Agreement), and a Distribution Date and Stock Acquisition Date (as such terms are defined in the Rights Agreement) will not be deemed to have occurred, as a result of the announcement of the Offer, the execution of the Sale Agreement, or the consummation of the Offer or of the other transactions contemplated by the Sale Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Amendment, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to the Board and management changes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference. The Board has determined that the consummation the Offer and the transactions contemplated by the Sale Agreement will constitute a “Change in Control” under Section 5.9(a) of the Employment Agreement by and between Mr. Heil and the Company, dated as of May 1, 2007, as amended from time (the “Employment Agreement”), and Mr. Heil’s termination pursuant to the Sale Agreement will constitute a “Termination Event” under the Employment Agreement and a change of control under the termination and change of control program adopted for Mr. Heil by the Compensation Committee of the Board on April 11, 2011, resulting in required payments to Mr. Heil of $849,150 in cash, plus accrued paid time off, continued health benefits for an 18-month period following termination, and the other benefits provided thereunder.

Item 8.01.     Other Events.

On July 11, 2013, the Company issued a Press Release to announce the transactions set forth above.  A copy of the Press Release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company has been notified that Pure Energy Solutions, the Company’s main supplier of rechargeable alkaline batteries, has been placed into receivership, causing a delay in shipments of the Company’s existing orders. If the shipping delay continues, the Company may be unable to fulfill certain orders for rechargeable alkaline batteries from its customers. Sales by the Company of power products supplied by Pure Energy were approximately $400,000 in recent quarters.

The Company also has been notified that its distribution partner in Singapore has recalled all units of a “value” model battery charger sold by the Company in Singapore while the Company investigates an incident of a unit malfunctioning while in use, resulting in the failure and destruction of the unit. The Company is analyzing the incident to determine the nature of the malfunction, though it may have been caused by an overcharge to the batteries. Further, although the Company believes that any defects are limited to units warehoused in the Asia-Pacific region, the Company will perform a full inspection of all units on hand at or in transit to warehouses in other locations as well. The Company estimates the total cost value of potentially affected inventory to be approximately $175,000.

Due to the events described above and other company and market factors, including increased shelf space slotting fees and competition from private lable products, the Company expects results of operations for the second quarter of 2013 to reflect a continued decrease in sales, an erosion in sales margins, and generation of negative cash flows, trends that are expected to continue for the foreseeable future.

Additional Information and Where to Find It

The tender offer described in this Form 8-K has not yet commenced, and this Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company. At the time the tender offer is commenced, Purchaser and will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and certain other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Purchaser and the Company file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Purchaser and the Company at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Purchaser’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

It is not anticipated that stockholder approval of the Sale Agreement or transactions contemplated thereby will be required. This report does not constitute proxy solicitation material and no stockholder should submit any proxy or other voting document to iGo, Inc. at this time. If a stockholder vote is later determined to be required, iGo, Inc. would file with the SEC and make available to stockholders a proxy statement and proxy card complying with applicable rules, which stockholders would be urged to review before voting.

Forward Looking Statements

Certain statements made in this report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intend” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Such forward-looking statements include the ability of the Company and Purchaser to complete the transactions contemplated by the Sale Agreement, including the parties’ ability to satisfy the conditions set forth in the Sale Agreement and the possibility of any termination of the Sale Agreement, and other statements regarding the timing and the closing of the Offer and transactions contemplated by the Sale Agreement.  These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Risks and uncertainties include, among other things, uncertainties as to the timing of the Offer and the transactions contemplated by the Sales Agreement; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that various closing conditions to the Offer and the transactions contemplated by the Sale Agreement may not be satisfied or waived, including that there is a material adverse change to the Company; other business effects, including effects of industry, economic or political conditions outside the Company’s control; as well as other cautionary statements contained in the Company’s periodic reports filed with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2012. The Company does not undertake to update the disclosures made herein, and you are urged to read its filings with the SEC.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1

Stock Purchase and Sale Agreement, dated July 11, 2013, by and between iGo, Inc. and Steel Excel Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

2.2

Tender and Voting Agreement, by and among Steel Excel Inc., iGo, Inc., (only with respect to Section 6 and Section 10 thereof and as a third party beneficiary of Section 4(f) thereof) and Adage Capital Partners, L.P. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

4.1	Amendment to Amended and Restated Rights Agreement, dated as of July 11, 2013 between iGo, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release of iGo, Inc. and Steel Excel, Inc., dated July 11, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IGO, INC.

Date: July 11, 2013	By:	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Stock Purchase and Sale Agreement, dated July 11, 2013, by and between iGo, Inc. and Steel Excel Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

2.2

Tender and Voting Agreement, by and among Steel Excel Inc., iGo, Inc., (only with respect to Section 6 and Section 10 thereof and as a third party beneficiary of Section 4(f) thereof) and Adage Capital Partners, L.P. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

4.1	Amendment to Amended and Restated Rights Agreement, dated as of July 11, 2013 between iGo, Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release of iGo, Inc. and Steel Excel, Inc., dated July 11, 2013